SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2007 (April 27, 2007)

HOLLY ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware		20-0833098
(State or other jurisdiction of incorporation)	001-32225 (Commission File Number)	(I.R.S. Employer Identification Number)

100 Crescent Court,
Suite 1600
Dallas, Texas
(Address of principal executive offices)		75201-6915 (Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 27, 2007, Bruce R. Shaw was appointed as a Director of Holly Logistic Services, L.L.C. (the “Company”), the General Partner of HEP Logistics Holdings, L.P., the General Partner of Holly Energy Partners, L.P. (the “Partnership”).
     From August 2004 to January 2007, Mr. Shaw served as Vice President, Corporate Development for the Company. Since October 2001, Mr. Shaw has served as Vice President, Corporate Development for Holly Corporation, which owns a 45% interest (including the general partner interest) in the Partnership. Mr. Shaw also served as Director of Corporate Development for Holly Corporation from 1997 to 2000. Prior to joining Holly Corporation in 2001, Mr. Shaw served as Vice President of Brierley & Partners. He earned an undergraduate degree in Mechanical Engineering at Texas A&M University in 1990 and an MBA from The Tuck School at Dartmouth College in 1994.
     Also effective as of April 27, 2007, Lamar Norsworthy ceased to be a Director of the Company. As of April 27, 2007, the Directors of the Company are Matthew P. Clifton, Charles M. Darling, IV, Jerry W. Pinkerton, P. Dean Ridenour, Bruce R. Shaw, and William P. Stengel.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.
By:	HEP Logistics Holdings, L.P.
its General Partner

By:	Holly Logistic Services, L.L.C.
its General Partner

By:	/s/ Erin S. McKool
Erin S. McKool
Secretary

Date: May 2, 2007